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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-69566 of Boyd Gaming Corporation and Subsidiaries on Form S-4 of our report dated February 14, 2001 (except for Note 17 as to which the date is July 11, 2001), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


Las Vegas, Nevada
December 3, 2001